Filed Pursuant to Rule 424(b)(2)
Registration File No. 216838

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
3.000% Senior Notes due 2029	$500,000,000	99.914%	$499,570,000	$64,845

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.
(2)	Paid herewith.

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 20, 2017)

$500,000,000

KEYSIGHT TECHNOLOGIES, INC.

3.000% Notes due 2029

We are offering for sale $500,000,000 aggregate principal amount of 3.000% notes due 2029 (the “notes”). We will pay interest on the notes on April 30 and October 30 of each year, commencing on April 30, 2020. The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will rank senior to any future subordinated indebtedness we may incur and will be effectively junior to any future secured indebtedness we may incur. See “Description of the Notes—Ranking.”

We may redeem the notes prior to their maturity, in whole or in part, at any time at the redemption prices described in this prospectus supplement under “Description of the Notes—Optional Redemption.” Unless earlier redeemed, the notes will mature on October 30, 2029. If we experience a change of control repurchase event, we will be required to offer to repurchase the notes from holders as described under “Description of the Notes—Purchase of Notes Upon a Change of Control Repurchase Event.”

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks that are described under “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

	Public offering price	Underwriting discount	Proceeds, before expenses, to us
Per note	99.914%	0.650%	99.264%
Total	$499,570,000	$3,250,000	$496,320,000

The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from October 22, 2019 and must be paid by the purchasers if the notes are delivered after October 22, 2019.

The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, on or about October 22, 2019. For information about the settlement cycle, see “Underwriting.”

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Wells Fargo Securities

Barclays	BNP PARIBAS	Credit Suisse	Deutsche Bank Securities

The date of this prospectus supplement is October 7, 2019.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part is the prospectus dated March 20, 2017, which is part of our Registration Statement on Form S-3 (Registration No. 333-216838) and gives more general information about the securities we may offer from time to time, some of which information may not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Documents Incorporated By Reference” in this prospectus supplement.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized is correct as of any time subsequent to the date on the cover page of each such document.

The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

In this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise implies, references to the “Company,” “Keysight,” “we,” “us” and “our” refer to Keysight Technologies, Inc. and its consolidated subsidiaries.

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TRADEMARKS AND TRADE NAMES

This prospectus supplement contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION

Keysight files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding Keysight and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.investor.keysight.com and by clicking on the link “Financial Information—SEC Filings.” This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus supplement.

We have filed a registration statement on Form S-3 with the SEC covering the securities being offered under this prospectus supplement. For further information concerning us and the securities being offered, you should refer to the registration statement and its exhibits. This prospectus supplement summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus supplement may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement of which this prospectus supplement is a part.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. This prospectus supplement and the accompanying prospectus incorporate by reference certain documents (or portions of documents) that we have previously filed with the SEC. These documents contain important information about us. We hereby incorporate by reference the following documents or information filed with the SEC:

•

our Annual Report on Form 10-K for the fiscal year ended October 31, 2018, filed on December 18, 2018 (the consolidated financial statements and the related audit opinion have been superseded by the consolidated financial statements and audit report in our Current Report on Form 8-K filed on June 25, 2019);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2019, April 30, 2019 and July 31, 2019;

•	our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 16, 2019, February 26, 2019, March 26, 2019, May 24, 2019 and June 25, 2019;

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 1, 2019 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended October 31, 2018); and

•

future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering contemplated by this prospectus supplement.

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We are not incorporating by reference any documents or information, including parts of documents that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein and in the accompanying prospectus that are summarized and incorporated by reference in this prospectus supplement and the accompanying prospectus, if such person makes a written or oral request directed to:

Keysight Technologies, Inc.

Attention: Corporate Secretary

1400 Fountaingrove Parkway

Santa Rosa, California 95403

(877) 424-4536

WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR, IF APPLICABLE, ANY OTHER OFFERING MATERIALS WE MAY PROVIDE YOU. WE AND THE UNDERWRITERS TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE HEREOF, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS SUPPLEMENT.

CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, may contain “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “predicts,” “potential,” “forecasts,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “continue,” “will,” “assumes,” “guides,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus supplement may include, without limitation, statements regarding trends, seasonality, cyclicality and growth in, and drivers of, the markets we sell into, our strategic direction, our future effective tax rate and tax valuation allowance, earnings from our foreign subsidiaries, remediation activities, new solution and service introductions, the ability of our solutions to meet market needs, changes to our manufacturing processes, the use of contract manufacturers, the impact of local government regulations on our ability to pay vendors or conduct operations, our liquidity position, our ability to generate cash from operations, growth in our businesses, our investments, the potential impact of adopting new accounting pronouncements, our financial results, our purchase commitments, our contributions to our pension plans, the

S-iv

selection of discount rates and recognition of any gains or losses for our benefit plans, our cost-control activities, savings and headcount reduction recognized from our restructuring programs and other cost saving initiatives, and other regulatory approvals, the integration of our completed acquisitions and other transactions, our transition to lower-cost regions, the existence of political or economic instability, and our and the combined group’s estimated or anticipated future results of operations, that involve risks and uncertainties. Our actual results could differ materially from the results contemplated by these forward-looking statements due to various factors, including but not limited to those risks and uncertainties discussed in the Risk Factors section in our Annual Report on Form 10-K for our fiscal year ended October 31, 2018, our Quarterly Reports for the periods ended January 31, 2019, April 30, 2019 and July 31, 2019 and in the “Risk Factors” section of this prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements. While we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized, the documents that we have filed with the SEC that are incorporated by reference herein and therein, including the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, prior to deciding whether to purchase notes.

In this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise implies, references to the “Company,” “Keysight,” “we,” “us” and “our” refer to Keysight Technologies, Inc. and its consolidated subsidiaries.

Keysight Technologies, Inc.

Keysight is a technology company providing electronic design and test solutions that are used in the design, development, manufacture, installation, deployment, validation, optimization and secure operation of electronics systems to communications, networking and electronics industries. We also offer customization, consulting and optimization services throughout the customer’s product lifecycle, including start-up assistance, instrument productivity, application services and instrument calibration and repair.

We were formed as a Delaware corporation on December 6, 2013. On November 1, 2014, Keysight became an independent publicly-traded company through the distribution by Agilent Technologies Inc. (“Agilent”) of 100 percent of the outstanding common stock of Keysight Technologies, Inc. to Agilent’s shareholders.

Our principal executive offices are located at 1400 Fountaingrove Parkway, Santa Rosa, California 95403. Our telephone number is (800) 829-4444. You can access financial and other information at our Investor Relations website. The address is www.investor.keysight.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and our website address is included as an inactive textual reference.

The Offering

The following summary contains information about the notes offered hereby and is not intended to be complete. For a more complete description of the notes, please refer to the section in this prospectus supplement entitled “Description of the Notes” and the section in the accompanying prospectus entitled “Description of Debt Securities We May Offer.” Unless the context requires otherwise, all references to the “Company,” “we” and “our” in this “Prospectus Supplement Summary—The Offering” section refer to only Keysight Technologies, Inc. and not its subsidiaries.

Issuer	Keysight Technologies, Inc.

Securities Offered	$500,000,000 aggregate principal amount of 3.000% notes due 2029

Maturity Date	October 30, 2029

Interest Rates	Interest on the notes will accrue at a rate of 3.000% per annum

Interest Payment Dates	April 30 and October 30 of each year, commencing on April 30, 2020

Optional Redemption	We may redeem the notes at our option at any time, either in whole or in part, upon at least 15 days’, but not more than 60 days’, prior notice. If we elect to redeem notes at any time prior to July 30, 2029 (the date that is three months prior to the maturity date of the notes), we will pay a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the notes to be redeemed on the redemption date; and

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) to the redemption date using a discount rate equal to the Treasury Rate (as defined in “Description of the Notes—Optional Redemption”) plus 0.250%;

plus accrued and unpaid interest thereon to, but not including, the redemption date.

In addition, if the notes are redeemed on or after July 30, 2029 (the date that is three months prior to the maturity date of the notes), the redemption price will equal 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date. See “Description of the Notes—Optional Redemption.”

Purchase of Notes Upon a Change of Control Repurchase Event

Upon the occurrence of a “change of control repurchase event,” as defined under “Description of the Notes—Purchase of Notes upon a Change of Control Repurchase Event,” we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of the Notes—Purchase of Notes Upon a Change of Control Repurchase Event.”

Ranking	The notes will be our unsecured and unsubordinated obligations and will:

•	rank equally in right of payment with all of our existing and future unsecured, unsubordinated indebtedness, liabilities and other obligations;

•	rank senior in right of payment to all of our future indebtedness that is subordinated to the notes;

•	be effectively subordinated in right of payment to all of our future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of our subsidiaries.

At July 31, 2019, we had approximately $1.8 billion of indebtedness outstanding on a consolidated basis.

Restrictive Covenants	The indenture governing the notes includes covenants that, among other things, limit the ability of us and our subsidiaries to create or permit to exist liens with respect to principal properties and the capital stock of subsidiaries and to enter into sale and leaseback transactions with respect to principal properties and will limit our ability to merge or consolidate with any other entity or convey, transfer or lease our properties and assets substantially as an entirety. These covenants will be subject to a number of important qualifications and limitations. See “Description of the Notes—Certain Covenants—Limitation on Liens” and “Description of the Notes—Certain Covenants—Limitation on Sale and Leaseback Transactions” in this prospectus supplement and “Debt Securities We May Offer—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Use of Proceeds	We will use the net proceeds from this offering to repay our outstanding $500 million of 3.300% senior notes due 2019 (the “2019 Notes”) which mature on October 30, 2019. See “Use of Proceeds.”

Absence of a Public Market for the Notes	The notes are a new issue of securities for which there is no established public market. We do not intend to have the notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. Accordingly, there can be no assurance as to the development or liquidity of any markets for the notes. The underwriters have advised us that they intend to make a market in the notes, if issued, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and they may discontinue their market-making activities at any time without notice.

Further Issues	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes offered hereby, in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes), as described under “Description of Debt Securities We May Offer—Further Issuances” in the accompanying prospectus. Any such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the notes offered hereby and will vote together as one class on all matters with respect to the notes.

Denomination and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in the accompanying prospectus, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. See “Description of Debt Securities We May Offer—Book-Entry; Delivery and Form; Global Notes” in the accompanying prospectus.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus for a description of certain risks you should particularly consider before investing in the notes.

Trustee	U.S. Bank National Association

Governing Law	State of New York

Summary Consolidated Financial Data of Keysight

We have derived the summary consolidated statement of operations data with respect to our fiscal years ended October 31, 2016, October 31, 2017 and October 31, 2018 and our summary consolidated balance sheet data as of October 31, 2017 and October 31, 2018 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018. We have derived the summary consolidated financial data as of and for our nine months ended July 31, 2019 and July 31, 2018 from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended July 31, 2019. Our results for the nine months ended July 31, 2019 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year. We refer you to those financial statements, accompanying notes, Management’s Discussion and Analysis of Financial Condition and Results of Operations and the information under the heading “Risk Factors” included herein and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and our Quarterly Report on Form 10-Q for the period ended July 31, 2019, which are in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.

Keysight Consolidated Statement of Operations Data

	Nine months ended July 31,		Year ended October 31,
	2019(2)	2018(1)(2)	2018(1)(2)	2017(1)(2)	2016(1)
	(in millions, except per share data)
Net revenue	$3,183	$2,831	$3,878	$3,189	$2,918
Costs and expenses:
Cost of products and services	1,314	1,305	1,767	1,492	1,302
Research and development	512	464	624	507	434
Selling, general and administrative	869	894	1,205	1,058	832
Goodwill Impairment	—	—	709	—	—
Other operating expenses (income), net	(15)	(18)	(33)	(16)	(25)

Total costs & expenses	2,680	2,645	4,272	3,041	2,543

Income (loss) from operations	503	186	(394)	148	375
Interest income	17	8	12	7	3
Interest expense	(60)	(63)	(83)	(80)	(47)
Other income (expense), net	52	42	54	104	35

Income (loss) before taxes	512	173	(411)	179	366
Provision (benefit) for income taxes	86	(106)	(576)	77	31

Net income	$426	$279	$165	$102	$335

Net income per share:
Basic	$2.27	$1.49	$0.88	$0.57	$1.97
Diluted	$2.23	$1.46	$0.86	$0.56	$1.95
Weighted average shares used in computing net income per share:
Basic	188	187	187	180	170
Diluted	191	191	191	182	172

(1)

Data for fiscal years ended October 31, 2018 and prior has been restated to include the impact of adoption of ASU 2017-07, Improving the presentation of net periodic pension cost and net periodic postretirement benefit cost, on November 1, 2018. There is no impact to net income or net income per share.

(2)	The financial data for the period ended July 31, 2019 and the fiscal years ended October 31, 2018 and 2017 reflect the impact of our acquisition of Ixia on April 18, 2017.

Keysight Consolidated Balance Sheet Data

	July 31, 2019	October 31,
		2018	2017
	(in millions)
Cash and cash equivalents	$1,394	$913	$818
Working capital	1,503	916	1,358
Total assets	6,348	5,824	5,933
Long-term debt	1,292	1,291	2,038
Stockholders’ equity	2,938	2,433	2,310

RISK FACTORS

An investment in the notes involves a high degree of risk. Prior to making a decision about purchasing any notes, you should carefully consider the risks and uncertainties set forth below and the risks and uncertainties incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information included under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended October 31, 2018, and in our Quarterly Report on Form 10-Q for the period ended July 31, 2019 as updated by annual, quarterly and other documents we file with the SEC.

These risks and uncertainties are not the only ones facing us. There may be other risks that a prospective investor should consider that are relevant to that investor’s own particular circumstances or generally.

Risks Related to the Notes

Keysight has significant outstanding unused borrowing capacity under its senior unsecured revolving credit facility. Keysight may also incur additional debt in the future. The terms of the credit agreement that governs Keysight’s senior unsecured credit facility and the terms of any future indebtedness may, restrict the activities of Keysight.

We have a $450 million five-year unsecured revolving credit facility that will expire on February 15, 2022, subject to extension under certain circumstances described in the amended and restated revolving credit agreement, dated February 15, 2017 by and among Keysight, certain lenders party thereto and Citibank, N.A., as administrative agent (the “Revolving Credit Facility”). As of July 31, 2019, there were currently no amounts outstanding under the Revolving Credit Facility. The Revolving Credit Facility imposes restrictions on Keysight and our subsidiaries, including certain restrictions on our and our subsidiaries’ ability to incur liens on our respective assets or engage in certain sale and leaseback transactions. In addition, the Revolving Credit Facility requires Keysight to maintain compliance with a financial covenant. Our ability to comply with these restrictions and covenants may be affected by events beyond our control. If Keysight breaches any of these restrictions or covenants and does not obtain a waiver from the lenders, then, subject to applicable cure periods, any outstanding indebtedness under the Revolving Credit Facility could be declared immediately due and payable. We may incur significantly more indebtedness in the future by drawing under the Revolving Credit Facility or otherwise.

Keysight derives a substantial portion of its cash flow from dividends and other distributions from its subsidiaries.

We derive a substantial portion of our income and cash flow from dividends and other distributions of our subsidiaries. The subsidiaries of Keysight are legally distinct from Keysight and have no obligation to pay amounts due on Keysight’s indebtedness or to make funds available for such payment. In addition, the subsidiaries of Keysight are permitted under the terms of the indenture governing the notes to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to Keysight. We cannot assure you that the agreements governing any current or future indebtedness of Keysight’s subsidiaries will permit such subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due.

The notes will not be guaranteed by any of Keysight’s subsidiaries and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of Keysight’s subsidiaries.

The notes will be obligations exclusively of Keysight and will not be guaranteed by any of Keysight’s subsidiaries. As a result, the notes will be structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of Keysight’s subsidiaries.

As of July 31 2019, Keysight had approximately $1.8 billion of outstanding indebtedness. In addition, Keysight is a party to the Revolving Credit Facility, under which it has borrowing capacity of up to $450 million, some or all of which may be borrowed in the future. Keysight’s subsidiaries are separate and distinct legal entities from Keysight. Such subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet the payment obligations on the notes. Any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions and will be contingent upon, among other things, the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and the rights of the holders of the notes will be structurally subordinated to all existing and future indebtedness and other liabilities of such subsidiaries.

Changes in Keysight’s credit ratings may adversely affect the value of the notes. Our credit ratings may not reflect all risks of your investment in the notes.

Any ratings assigned to the notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances warrant. Keysight’s credit ratings impact the cost and availability of future borrowings and, accordingly, Keysight’s cost of capital. In addition, the credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. Credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in Keysight’s credit ratings, including any announcement that Keysight’s ratings are under further review for a downgrade, could affect the market value of the notes, Keysight’s liquidity or future flexibility to access liquidity and Keysight’s ability to access capital.

The indenture will not restrict the amount of additional indebtedness that Keysight or its subsidiaries may incur. The covenants in the indenture afford you only limited protection.

The limited covenants in the notes and the indenture governing the notes may not provide protection against some events or developments that may affect our ability to repay the notes. The notes and the indenture under which the notes will be issued do not restrict the amount of indebtedness that we or any of our subsidiaries may incur. Our and our subsidiaries’ incurrence of additional indebtedness may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of the notes and a risk that any credit rating of the notes is lowered or withdrawn. In addition, we and our subsidiaries are not restricted under the indenture governing the notes from paying dividends or issuing or repurchasing Keysight securities, or securities of any of our subsidiaries.

There are no financial covenants in the indenture governing the notes. Except for the covenants described in this prospectus supplement under “Description of the Notes—Certain Covenants—Limitation on Liens” and “Description of the Notes—Certain Covenants—Limitation on Sale and Leaseback Transactions” or the accompanying prospectus under “Description of Debt Securities We May Offer—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets” and in this prospectus supplement under “Description of the Notes—Purchase of Notes Upon a Change of Control Repurchase Event,” there are no covenants or any other provisions in the indenture that afford you protection in the event of a highly leveraged transaction, including one that results in a change of control of Keysight. In addition, the definition of the term “change of control repurchase event” (as defined under the heading “Description of the Notes—Purchase of Notes Upon a Change of Control Repurchase Event”), does not cover a variety of transactions (such as acquisitions by us) that could negatively affect the value of the notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a change of control repurchase event, we would not be required to offer to repurchase your notes prior to maturity.

Further, holders of the notes should have a reasonable expectation that, subject to certain exceptions described in the indenture, the indenture or the notes may be amended, supplemented or waived from time to time in accordance with the terms of the indenture and that such amendments, supplements or waivers, while being approved by holders of at least a majority in principal amount of then-outstanding notes of all series of notes that are affected by such amendments, supplements or waivers, will be binding on all holders of each applicable series of notes. See “Description of Debt Securities We May Offer—Modification and Waiver” in the

accompanying prospectus. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.

Keysight may not be able to repurchase all of the notes upon a change of control repurchase event as required by the indenture that will govern the notes.

As described under “Description of the Notes—Purchase of Notes Upon a Change of Control Repurchase Event,” Keysight will be required to offer to repurchase the notes upon the occurrence of a change of control repurchase event. A change of control under the notes would trigger an event of default under our Revolving Credit Facility causing us to have to repay any amounts outstanding thereunder immediately. We may not have sufficient funds to repurchase the notes in cash at such time or have the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

There is currently no market for the notes, and an active trading market may not develop for the notes.

The notes are a new issue of securities for which there is no established public market. Keysight does not intend to have the notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation system. The underwriters have advised Keysight that they intend to make a market in the notes, if issued, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and they may discontinue their market-making activities at any time without notice. An active trading market for the notes may not develop or be sustained, and we cannot assure you as to the liquidity of any market that does develop. In addition, the liquidity of the trading market in the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for securities and by changes in Keysight’s financial performance or prospects or changes in the financial performance or prospects of companies in Keysight’s industry. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. Any trading market that might develop would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	the level, direction and volatility of market interest rates generally.

As a result, you may not be able to sell your notes at a particular time, and the price that you receive when you sell may not be favorable.

The market prices of the notes may be volatile.

The market prices of the notes will depend on many factors that may vary over time, some of which are beyond our control, including:

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	market interest rates;

•	the market for similar securities;

•	competition;

•	the size and liquidity of the markets for the notes; and

•	general economic conditions.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

Keysight’s board of directors has broad discretion to determine that a property is not a principal property and therefore not subject to certain covenants in the indenture.

The indenture governing the notes includes covenants that, among other things, limit the ability of Keysight and its subsidiaries to create or permit to exist mortgages and other liens on and enter into sale and leaseback transactions with respect to principal properties (as defined in the indenture). This is the only limit in the notes on Keysight’s ability to incur secured debt that would be effectively senior to the notes to the extent of the value of the collateral. See the covenants described in this prospectus supplement under “Description of the Notes—Certain Covenants” and the section in this prospectus supplement under “Description of the Notes—Definitions.” The indenture provides that a principal property means the headquarters of Keysight, each manufacturing facility, each research and development facility and each service and support facility (in each case including associated office facilities) located within the territorial limits of the United States of America owned by Keysight or any of its wholly owned subsidiaries, except such properties as Keysight’s board of directors determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of Keysight and its subsidiaries taken as a whole) not to be of material importance to the business of Keysight and its subsidiaries, taken as a whole. As of the date of this prospectus supplement, neither Keysight nor any subsidiary of Keysight has any property that constitutes a principal property under the indenture other than Keysight’s headquarters. Although it has not yet done so, under the terms of the indenture, Keysight’s board of directors may determine from time to time after the issuance of the notes that a Keysight property is not a principal property and therefore such property is not subject to the covenants in the indenture. Accordingly, the indenture governing the notes will not limit the amount of secured indebtedness incurred by Keysight and its subsidiaries, all of which will be effectively and/or structurally senior to the notes.

The notes are subject to prior claims of secured creditors.

The notes will be unsecured, ranking equally in right of payment with other unsecured and unsubordinated indebtedness of Keysight, and will be effectively subordinated in right of payment to any secured indebtedness of Keysight, to the extent of the value of the assets securing such indebtedness. As of July 31, 2019, Keysight did not have any significant secured indebtedness outstanding. However, the indenture governing the notes and the credit agreements governing the Revolving Credit Facility permit Keysight and its subsidiaries to incur secured indebtedness under specified circumstances, and the amounts could be substantial. If we incur any indebtedness secured by our assets or the assets of our subsidiaries, these assets could be subject to the prior claims of secured creditors.

In the event of a bankruptcy, liquidation or similar proceeding, the pledged assets of Keysight would be available to satisfy obligations of the secured indebtedness before any payment could be made on the notes. As a result, the notes will be effectively subordinated to any secured indebtedness that Keysight may have. To the extent that such pledged assets cannot satisfy such secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the notes.

Redemption may adversely affect your return on the notes.

We have the right to redeem the notes prior to maturity, as described under “Description of the Notes—Optional Redemption” in this prospectus supplement. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate of the notes being redeemed.

USE OF PROCEEDS

We estimate the net proceeds from the offering of the notes will be approximately $495.1 million, after deducting the underwriting discount and estimated expenses payable by us in connection with this offering.

We intend to use the net proceeds from this offering to repay our 2019 Notes. The 2019 Notes accrue interest at an annual rate of 3.30% and mature on October 30, 2019.

Certain of the underwriters and/or their affiliates may hold positions in the 2019 Notes, which may be repaid with the net proceeds of this offering, and therefore may receive a portion of such proceeds upon such repayment.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, total debt and capitalization as of July 31, 2019:

•	on an actual basis; and

•	on an as adjusted basis after giving effect to the notes offered hereby and the application of the net proceeds therefrom after deducting the underwriting discount.

The following data are qualified in their entirety by our financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read this table in conjunction with the sections entitled “Risk Factors,” “Use of Proceeds,” and our audited consolidated financial statements and notes thereto and our unaudited consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the year ended October 31, 2018 and our Quarterly Report on Form 10-Q for the period ended July 31, 2019, which are in each case incorporated by reference herein.

	As of July 31, 2019
(In millions, except share numbers)	Actual	As adjusted
Cash and cash equivalents	$1,394	$1,394

Long term debt:
3.30% Senior Notes due 2019	$500	$—
4.55% Senior Notes due 2024	600	600
4.60% Senior Notes due 2027	700	700
3.00% Senior Notes due 2029 offered hereby	—	500
Revolving Credit Facility	—	—

Total long term debt	$1,800	$1,800
Equity:
Preferred stock, $0.01 par value; 100 million shares authorized, none outstanding	—	—
Common stock, $0.01 par value; 1 billion shares authorized, 194 million shares issued	2	2
Treasury stock at cost, 6.2 million shares at July 31, 2019	(312)	(312)
Additional paid in capital	1,994	1,994
Retained earnings	1,714	1,714
Accumulated other comprehensive loss	(460)	(460)

Total stockholders’ equity	2,938	2,938

Total capitalization	$4,738	$4,738

DESCRIPTION OF THE NOTES

The term “notes” refers to Keysight’s $500,000,000 3.000% Senior Notes due 2029. For purposes of this section, (1) the terms “Keysight,” “Company,” “we,” “our” and “us” refer only to Keysight and not to any of its subsidiaries and (2) capitalized terms used in this section shall have the meaning given to such term in this section or in “Description of Debt Securities We May Offer” in the accompanying prospectus, as applicable. The notes are a separate series of debt securities of the Company described in the accompanying prospectus, and this summary supplements that description.

Keysight will issue the notes pursuant to a third supplemental indenture to the indenture dated as of October 15, 2014, between us and U.S. Bank National Association, as trustee (as amended, modified or supplemented, the “indenture”). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should refer to the indenture and the Trust Indenture Act for a complete statement of the terms applicable to the notes.

The following is a summary of material provisions of the indenture and the notes. The following summary of the terms of the indenture and the notes is not complete and is subject to, and is qualified by reference to, the indenture and the notes, including the definitions therein of certain capitalized terms used but not defined in this description of the notes. We urge you to read the entire indenture because it, and not this description, defines your rights as holders of the notes, including certain definitions used in this section.

The notes will mature on October 30, 2029. The notes will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest

Interest on the notes will accrue at a rate of 3.000% per annum. Interest will accrue from the most recent interest payment date to or for which interest has been paid or duly provided for, payable semi-annually in arrears on April 30 and October 30 of each year, beginning April 30, 2020.

Interest on each note will be paid to the person in whose name that note is registered at the close of business on April 15 or October 15 immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

The notes will not be subject to any sinking fund.

Keysight may, subject to compliance with applicable law, at any time purchase notes in the open market, negotiated transactions or otherwise.

Ranking

The notes will be unsecured, unsubordinated obligations of Keysight and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of Keysight, including any indebtedness Keysight may incur from time to time under its senior revolving credit facility.

The notes will be effectively junior to all existing and future secured indebtedness of Keysight to the extent of the assets securing such indebtedness, and will be structurally subordinated to all existing and future liabilities of Keysight’s subsidiaries, including their indebtedness and trade payables. As of July 31, 2019, Keysight did not have any secured indebtedness outstanding.

Keysight derives a substantial portion of its operating income and cash flow from its subsidiaries. Therefore, Keysight’s ability to make payments when due to the holders of the notes is, in part, dependent upon the receipt of sufficient funds from its subsidiaries. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the notes or to provide Keysight with funds for its payment obligations with respect thereto, whether by dividends, distributions, loans or otherwise. As a result, claims of creditors of Keysight’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Keysight’s creditors, including holders of the notes. Accordingly, the notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of Keysight’s subsidiaries. In addition, provisions of applicable law, such as those limiting the payment of dividends, could limit the ability of Keysight’s subsidiaries to make payments or other distributions to it, and Keysight’s subsidiaries could agree to contractual restrictions on their ability to pay dividends or make payments or other distributions to it. The combined indebtedness of Keysight and its subsidiaries, as of July 31, 2019, was approximately $1.8 billion. In addition, the Revolving Credit Facility, under which Keysight has $450 million of borrowing capacity, permits Keysight, subject to certain customary conditions, on one or more occasions to request to increase the total commitments thereunder by up to $150 million in the aggregate. As of July 31, 2019, Keysight’s subsidiaries had approximately $0.6 billion of outstanding liabilities (including trade payables, but excluding intercompany liabilities and deferred revenue), all of which ranks structurally senior to the notes.

Optional Redemption

Keysight may redeem the notes at its option at any time, either in whole or in part, upon at least 15 days’, but not more than 60 days’, prior notice given by mail (or through the facilities of DTC, if applicable) to each holder of such notes to be redeemed. If Keysight elects to redeem notes at any time prior to July 30, 2029 (the date that is three months prior to the maturity date of the notes), it will pay a redemption price equal to the greater of the following amounts, plus accrued and unpaid interest thereon to, but not including, the redemption date:

•	100% of the aggregate principal amount of the notes to be redeemed on the redemption date; or

•	the sum of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments, Keysight will discount such payments on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) to the redemption date using a discount rate equal to the Treasury Rate plus 0.250%.

If notes are redeemed on or after July 30, 2029 (the date that is three months prior to the maturity date of the notes), the redemption price will equal 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

The following terms are relevant to the determination of the redemption price.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the period from the redemption date to the maturity of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the maturity of the notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of four Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if Keysight obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers or their respective successors, as may be appointed from time to time by Keysight; provided, however, that if any of the foregoing ceases to be a primary United States government securities dealer in the United States of America (a “primary treasury dealer”), Keysight may substitute another primary treasury dealer therefor.

“Reference Treasury Dealer” means each of (i) BofA Securities, Inc., Citigroup Capital Markets Inc. and Wells Fargo Securities, LLC and each of their respective successors (provided, however, that if any of them ceases to be a primary treasury dealer, Keysight may substitute therefor another primary treasury dealer) and (ii) any other primary treasury dealers selected by Keysight.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by Keysight, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Keysight by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due but for such redemption after the related redemption date to the maturity date of such notes; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, Keysight will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

A partial redemption of the notes may be effected pro rata, by lot or by such other method as the trustee may deem fair and appropriate (and in accordance with DTC’s applicable procedures, if applicable) and may provide for the selection for redemption of portions (so that any notes remaining after such redemption are equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for such notes.

Notice of any redemption of the notes in connection with a corporate transaction that is pending (including an equity offering, an incurrence of indebtedness or a change of control) may, at our discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of the transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the redemption date. We shall notify holders of any such rescission as soon as practicable after we determine that we will not be able satisfy or otherwise waive such conditions precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

Unless Keysight defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes, or portions thereof, called for redemption. On or before the redemption date, Keysight will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date.

Except as described above, the notes will not be redeemable at our option prior to maturity.

Purchase of Notes Upon a Change of Control Repurchase Event

If a change of control repurchase event occurs, unless Keysight has exercised its right to redeem the notes as described above, Keysight will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Keysight, prior to any change of control, but after the public announcement of the change of control transaction, Keysight will mail (or send through the facilities of DTC, if applicable) a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent. The notice shall, if mailed or sent prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Keysight will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Keysight will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.

On the repurchase date following a change of control repurchase event, Keysight will, to the extent lawful:

(1)    accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

(2)    deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

(3)    deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being purchased by Keysight.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

Keysight will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Keysight and such third party purchases all notes properly tendered and not withdrawn under its offer. In addition, Keysight’s obligation to repurchase the notes upon a change of control repurchase event may be waived by the holders of at least a majority of the outstanding notes affected by the waiver.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Keysight and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Keysight and the underwriters. Keysight has no present intention to engage in a transaction involving a change of control, although it is possible that Keysight could decide to do so in the future. Subject to the limitations discussed below, Keysight could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness of Keysight (or its subsidiaries) outstanding at such time or otherwise affect the capital structure of Keysight or its subsidiaries or credit ratings of the notes. Restrictions on the ability of Keysight to incur liens, enter into sale and leaseback transactions and consolidate, merge or sell assets are contained in the covenants as described in this prospectus supplement in the sections titled “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale and Leaseback Transactions,” and in the accompanying prospectus in the section entitled “Description of the Debt Securities We May Offer—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets.” Each of these covenants is subject to significant qualifications and exceptions limiting their applicability to a wide scope of transactions. Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Keysight or a highly leveraged or similar transaction involving Keysight.

Keysight may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Keysight may be prohibited from repurchasing the notes under the terms of its other debt instruments outstanding at such time. Furthermore, a change of control repurchase event constitutes an event of default under its senior unsecured term loan and revolving credit facilities. See “Risk Factors—Risks Related to the Notes—Keysight may not be able to repurchase all of the notes upon a change of control repurchase event as required by the indenture that will govern the notes.”

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Keysight and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Keysight or one of its subsidiaries; (2) the adoption of a plan relating to Keysight’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or group of persons, other than Keysight or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Keysight’s voting stock or other voting stock into which Keysight’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (4) the first day on which a majority of the members of the board of directors of Keysight are not continuing directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control by virtue of clause (1) or (3) above if (a) Keysight becomes a direct or indirect wholly owned subsidiary of a holding company (which shall include a parent company) as a result of such transaction and (b)(i) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Keysight’s voting stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the voting stock of such holding company immediately following such transaction.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“continuing directors” means, as of any date of determination, any member of the board of directors of Keysight who (1) was a member of such board of directors on the date of the issuance of the notes; or (2) whose election, appointment or nomination to such board of directors was approved of a majority of the continuing directors who were members of such board of directors at the time of such nomination, appointment or election.

“Fitch” means Fitch Ratings Ltd. and its successors.

“investment grade” means a rating of BBB– or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); and a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Keysight.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“rating agency” means each of Fitch, Moody’s and S&P, so long as such entity makes a rating of the notes publicly available; provided, however, if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Keysight, Keysight shall be allowed to designate a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act (as certified by a resolution of the board of directors of Keysight) as a replacement agency for the agency that ceased to make such a rating publicly available. For the avoidance of doubt, failure by Keysight to pay rating agency fees to make a rating of the notes shall not be a “reason outside of the control of Keysight” for the purposes of the preceding sentence.

“rating category” means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A. Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); (iii) with respect to Fitch, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and (iv) the equivalent of any such category of S&P, Moody’s or Fitch used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and – for S&P or Fitch; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P or Fitch, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“ratings event” means a decrease in the ratings of the notes by one or more of the rating agencies such that the applicable notes are rated below investment grade by all of the rating agencies on any date during the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a change of control or of the intention of Keysight to effect a change of control or (b) the occurrence of such change of control and (ii) ends 60 days following consummation of such change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the rating agencies).

Notwithstanding the foregoing, a ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a ratings event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the ratings event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

Limitation on Liens

Keysight will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on (i) any Principal Property or (ii) the capital stock of any subsidiary, to secure any indebtedness for borrowed money of Keysight, any subsidiary or any other person without securing the notes equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to the exceptions described below:

•

liens on assets or property of a person at the time it becomes a subsidiary, securing only indebtedness of such person, provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary;

•

liens on assets created at the time of, or within 24 months after the later of, (a) the acquisition, purchase, lease, improvement or development of such assets or (b) the placing in operation of such assets, in each case, to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets or to secure debt incurred to provide funds for any such purpose;

•	liens on property incurred in permitted sale and leaseback transactions;

•	liens incurred in connection with pollution control, industrial revenue or similar financings;

•	liens in favor of only Keysight or one or more subsidiaries of Keysight;

•	liens on assets existing at the time of acquisition thereof, including acquisition through merger or consolidation;

•	liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Keysight or any Significant Subsidiary in the ordinary course of business;

•	liens in favor of the trustee granted in accordance with the indenture;

•

liens on property of Keysight or a subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute;

•

liens on assets or property of an entity existing at the time such entity is merged or consolidated with us or one of our subsidiaries, provided such liens were not incurred in anticipation of such merger or consolidation and such liens do not extend to any assets of us our any of our subsidiaries other than those of the person being merged or consolidated with us or our subsidiary and its direct or indirect subsidiaries;

•

liens for taxes, assessments or other governmental charges not yet due or payable or not overdue for a period of more than 60 days or that are being contested by us or a subsidiary and for which we maintain adequate reserves in accordance with GAAP;

•	liens incurred in connection with an asset acquisition or a project financed with a Non-recourse Obligation;

•

liens in favor of materialman, mechanics, workmen or repairmen, landlord’s liens for rent or other similar liens arising, in each case, in respect of obligations that are not overdue or which are being contested by us or any subsidiary in good faith and by appropriate proceedings;

•

liens consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor irregularities that, in our opinion, do not materially impair the use of the real property;

•	liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings;

•	liens relating to hedging and similar arrangements entered into in the ordinary course of business, including without limitation interest rate or foreign currency hedging arrangements;

•	liens incurred or deposits made by us or our subsidiaries in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders,

statutory obligations, bids, leases, trade contracts, performance, surety or return-of-money bonds or other similar obligations;

•

liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “—Limitation on Sale and Leaseback Transactions” below, do not exceed the greater of $500 million and 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the lien;

•	with respect to any series of notes, liens existing on the date that notes of such series are first authenticated by the trustee; and

•

liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced (plus improvements on such property and plus any property relating to a specific project, the completion of which is funded pursuant to clause (ii) below) and the amount of indebtedness secured by such lien is not increased (other than (i) by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding and (ii) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project that is subject to a lien securing the indebtedness being extended, refinanced or renewed by an amount equal to such additional principal amount).

Limitation on Sale and Leaseback Transactions

Keysight will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which Keysight or any subsidiary leases any Principal Property that has been or is to be sold or transferred by Keysight or the subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Keysight or such subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on Liens” above include:

•	leases for a term, including renewals at the option of the lessee, of not more than three years;

•	leases between only Keysight and a subsidiary of Keysight or only between subsidiaries of Keysight;

•

leases where the proceeds from the sale of the property are at least equal to the fair market value (as determined in good faith by Keysight) of the property and Keysight applies an amount equal to the net proceeds of the sale to the retirement of long-term indebtedness or to the purchase of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, Keysight may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to it;

•

leases of property executed by the time of, or within 18 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property; and

•

leases of property in connection with the separation and distribution of Keysight, including any such leases pursuant to or in accordance with the separation and distribution agreement or any other document or agreement relating to or entered into in connection with the separation and distribution of Keysight.

Events of Default

Each of the following is an “event of default” under the indenture with respect to notes of any series:

(1)    a failure to pay principal of the notes of such series when due at its stated maturity date, upon optional redemption or otherwise;

(2)    a default in the payment of any interest or premium, if any, on the notes of such series when due, continued for 30 days;

(3)    certain events of bankruptcy, insolvency or reorganization involving Keysight;

(4)    a default in the performance, or breach, of Keysight’s obligations under the “—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets” covenant described in the accompanying prospectus;

(5)    a default in the performance, or breach, of any other covenant, warranty or agreement applicable to such series of notes (other than a default or breach pursuant to clause (4) immediately above or any other covenant or warranty a default in which is elsewhere dealt with in the indenture) for 90 days after a Notice of Default (as defined below) is given to Keysight;

(6)    a failure to make any payment at maturity, including any applicable grace period, on any indebtedness for borrowed money of Keysight (other than indebtedness of Keysight owing to any of its subsidiaries) outstanding in an amount in excess of $100 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness for borrowed money of Keysight (other than indebtedness of Keysight owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 6(a) or (b) ceases or is cured, waived, rescinded or annulled, then the related event of default under the indenture will be deemed cured; and

(7)    a failure by Keysight to repurchase notes tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under “—Purchase of Notes Upon a Change of Control Repurchase Event.”

A default under clause (5) or (6) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes of such series then outstanding notify Keysight of the default and Keysight does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Keysight shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Keysight is taking or proposes to take with respect thereto.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving Keysight) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the outstanding notes of such series may declare, by notice to Keysight in writing (and to the trustee, if given by the holders of the notes) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding notes of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving Keysight shall occur, such amount with respect to all the outstanding notes of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the outstanding notes of such series to the fullest extent permitted by applicable law. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained, the registered holders of a majority in aggregate principal amount of outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding notes of such series if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding notes of such series, have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes of such series, unless such holders shall have offered to the trustee reasonable indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series.

No holder of notes of any series will have any right to institute any proceeding with respect to the indenture or the notes unless:

(a)    such holder has previously given to the trustee written notice of a continuing event of default;

(b)    the registered holders of at least 25% in aggregate principal amount of the notes of such series then outstanding have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

(c)    the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any notes for enforcement of payment of the principal of, and premium, if any, or interest on, such notes on or after the respective due dates thereof.

The indenture will require Keysight to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Keysight will be required to deliver to the trustee a statement specifying such default or event of default, its status, and what actions Keysight is taking or proposes to take with respect thereto.

Definitions

The indenture contains the following defined terms:

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of Keysight and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Keysight in accordance with GAAP which Keysight shall have most recently filed with the SEC or otherwise distributed to its shareholders (and not subsequently disclaimed as not being reliable by Keysight) prior to the time as of which “Consolidated Net Tangible Assets” is being determined (which calculation shall give pro forma effect to any acquisition by or disposition of assets of Keysight or any of its subsidiaries involving the payment or receipt by Keysight or any of its subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $25 million that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture and from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to the acquisition of assets not previously owned by Keysight or any direct or indirect subsidiaries of Keysight or the financing of a project involving the development or expansion of properties of Keysight or any direct or indirect subsidiaries of Keysight, in each case as to which the obligee with respect to such indebtedness or obligation has no recourse to Keysight or any direct or indirect subsidiary of Keysight or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Principal Property” means the headquarters of Keysight, each manufacturing facility, each research and development facility and each service and support facility (in each case including associated office facilities) located within the territorial limits of the United States of America owned by Keysight or any of its wholly owned subsidiaries, except such as Keysight’s board of directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of Keysight and its subsidiaries taken as a whole) not to be of material importance to the business of Keysight and its subsidiaries, taken as a whole.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“trustee” means the person named as “Trustee” in the indenture until a successor trustee shall have become such pursuant to the applicable provisions of the indenture, and thereafter, “trustee” shall mean or include each person who is then a trustee under the indenture, and if at any time there is more than one such person, “trustee” as used with respect to the notes of any series shall mean the trustee with respect to the notes of that series.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax considerations that may be relevant to a holder of a note. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. As a result, the tax considerations of purchasing, owning or disposing of the notes could differ from those described below. This summary deals only with beneficial owners who purchase the notes for cash on original issuance at the first price at which a substantial portion of the notes is sold for money (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets for U.S. federal income tax purposes. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or other pass-through entities for U.S. federal income tax purposes, or the investors therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar, persons subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code, certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax. We will not seek a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws, gift or estate tax laws, or the Medicare tax on net investment income. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, the term “U.S. Person” means:

•	an individual that is a citizen or resident of the United States, for U.S. federal income tax purposes;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, a “U.S. holder” is a beneficial owner of notes that is, for U.S. federal income tax purposes, a U.S. Person. As used herein, the term “non-U.S. holder” means a beneficial owner, other than a partnership (or entity treated as a partnership for U.S. federal income tax purposes), of notes that is not a U.S. holder.

If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. A holder of notes that is a partnership and partners in such a partnership should consult their independent tax advisors about the U.S. federal income tax consequences of holding and disposing of notes.

This discussion is for general purposes only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under U.S. federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Holders

Payments of Interest

Payments of stated interest will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. holder’s method of tax accounting). It is expected, and this discussion assumes, that the notes will not be issued with original issue discount (“OID”) in an amount equal to or in excess of a de minimis amount. In general, however, if the notes are issued with OID that is equal to or more than a de minimis amount, regardless of a U.S. holder’s regular method of accounting for U.S. federal income tax purposes, the U.S. holder will have to include OID as ordinary gross income under a “constant yield method” before the receipt of cash attributable to such income.

Sale, Exchange or Retirement of Notes

Upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued but unpaid interest, which will be taxable as ordinary interest income as described above) and the U.S. holder’s tax basis in such note. A U.S. holder’s tax basis in a note generally will equal the cost of such note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, a U.S. holder will be subject to backup withholding at the applicable tax rate with respect to payments of interest or the gross proceeds from dispositions of notes, unless the holder (i) is an entity that is exempt from backup withholding (generally including tax-exempt organizations and certain qualified nominees) and, when required, provides appropriate documentation to that effect or (ii) provides the applicable withholding agent with the holder’s social security number or other taxpayer identification number (“TIN”), certifies that the TIN provided is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments to U.S. holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. holder who does not provide the applicable withholding agent with the correct TIN may be subject to penalties imposed by the IRS. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Payments of Interest

Subject to the discussions of backup withholding and the Foreign Account Tax Compliance Act (“FATCA”) below, payments of interest on the notes to a non-U.S. holder generally will be exempt from federal income tax or withholding of U.S. federal income tax under the portfolio interest exemption provided that

(i)    the interest paid on the note is not income that is effectively connected with a United States trade or business carried on by the non-U.S. holder (“ECI”)

(ii)    the non-U.S. holder properly certifies that it is not a U.S. person by providing a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe), to the applicable withholding agent or by other means prescribed by the Secretary of the Treasury (or the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury regulations);

(iii)    the non-U.S. holder does not actually or constructively (pursuant to the rules of Section 871(h)(3)(C) of the Code) own 10% or more of the total combined voting power of our stock entitled to vote;

(iv)    the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership under Section 864(d)(4) of the Code; and

(v)    the non-U.S. holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its business

If any of these conditions are not met, interest on the notes paid to a non-U.S. holder will generally be subject to U.S. federal withholding tax at a 30% rate unless (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing an IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed, or (b) the interest is ECI and the non-U.S. holder complies with applicable certification requirements by providing an IRS Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed.

If the interest on the notes is ECI, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. holder (and the 30% withholding tax described above will not apply, provided the appropriate statement is provided to the applicable withholding agent). If, however, a non-U.S. holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax in the manner specified by the treaty and will generally be subject to U.S. federal income tax only if such income is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States and the non-U.S. holder claims the benefit of the treaty by providing an IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed. In addition, interest received by a corporate non-U.S. holder that is ECI may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate.

Sale, Exchange or Retirement of Notes

Subject to the discussions of backup withholding and FATCA below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, retirement or other disposition of notes unless:

•	the gain is ECI (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), or

•

in the case of a non-U.S. holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met.

If a non-U.S. holder falls under the first of these exceptions, the holder will be taxed on the net gain derived from the disposition under the graduated U.S. federal income tax rates that are applicable to U.S. Persons and, if the non-U.S. holder is a foreign corporation, it may also be subject to the branch profits tax described above.

If an individual non-U.S. holder falls under the second of these exceptions, the holder generally will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the disposition, which may be offset by capital losses allocable to sources within the United States for the taxable year of the disposition.

To the extent any portion of the amount realized by a non-U.S. holder on a sale, exchange, redemption, retirement or other disposition of notes is attributable to accrued but unpaid interest, such portion shall be treated as described above in “Non-U.S. Holders—Payments of Interest”).

Information Reporting and Backup Withholding

Non-U.S. taxpayers may be required to comply with applicable certification procedures to establish that they are not U.S. taxpayers in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. taxpayer may be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes and (subject to the proposed U.S. Treasury regulations discussed below) gross proceeds from the sale or other taxable disposition of the notes if the holder is not FATCA compliant or holds its notes through a foreign financial institution that is not FATCA compliant, unless (1) a foreign financial institution that is a payee undertakes certain diligence and reporting obligations, (2) a non-financial foreign entity that is a payee either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) a foreign financial institution or non-financial foreign entity that is a payee otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of notes on or after January 1, 2019, recently proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury Regulations are issued.

If any taxes were to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the notes as a result of the deduction or withholding of such tax. Prospective investors should consult their own tax advisers about how FATCA may apply to their investment in the notes.

The U.S. federal tax discussion set forth above as to both U.S. holders and non-U.S. holders is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

UNDERWRITING

The Company and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table. BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are the representatives of the underwriters.

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$116,667,000
Citigroup Global Markets Inc.	116,667,000
Wells Fargo Securities, LLC	116,666,000
Barclays Capital Inc.	37,500,000
BNP Paribas Securities Corp.	37,500,000
Credit Suisse Securities (USA) LLC	37,500,000
Deutsche Bank Securities Inc.	37,500,000

Total	$500,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not in excess of 0.400% of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not in excess of 0.250% of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The notes are a new issue of securities with no established trading market. The Company has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

The Company has agreed with the underwriters, subject to certain exceptions, not to, except with the prior written consent of BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, offer, sell, contract to sell or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company during the period from the date of this prospectus supplement continuing through the settlement date of the notes.

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The Company estimates that its share of the total expenses of the offering, excluding the underwriting discount, will be approximately $1.25 million. The underwriters have agreed to reimburse the Company for certain expenses incurred by it in connection with this offering.

The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. Certain of the underwriters and/or their affiliates are lenders and/or agents under the Revolving Credit Facility. Certain of the underwriters and/or their affiliates may hold positions in the 2019 Notes, which may be repaid with the net proceeds of this offering, and therefore may receive a portion of such proceeds upon such repayment.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. Certain of the underwriters or their respective affiliates that have a lending relationship with the Company routinely hedge their credit exposure to the Company consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of the Company, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

It is expected that the delivery of the notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the tenth business day following the date hereof (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding two business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any trade to prevent a failed settlement and should consult their own adviser.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU)

2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the underlying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, notes, debentures and units of notes and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. The underwriters have been represented in connection with this offering by Simpson Thacher  & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to Keysight Technologies, Inc.’s Current Report on Form 8-K dated June 25, 2019 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Keysight Technologies Inc. for the year ended October 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

KEYSIGHT TECHNOLOGIES, INC.

Common Stock

Preferred Stock

Senior Debt Securities

Keysight Technologies, Inc. may from time to time offer the following securities for sale through this prospectus:

•	Common stock, par value $0.01 per share (“Common Stock”);

•	Preferred stock, par value $0.01 per share (“Preferred Stock”), which may be convertible into Common Stock or another series of Preferred Stock; and

•	Senior debt securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to an offering, will be set forth in a supplement to this prospectus or a free writing prospectus.

We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our Common Stock is traded on the New York Stock Exchange under the symbol “KEYS.” Each prospectus supplement will indicate if the securities offered thereby will be listed.

You should read carefully this prospectus, the prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the documents incorporated by reference in this prospectus, before you invest.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 5 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2017

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless the applicable prospectus supplement indicates otherwise, the terms “we,” “us,” “our” “Keysight” or the “Company” and similar terms refer to Keysight Technologies, Inc. and its consolidated subsidiaries.

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act”, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we offer or sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement and any other offering materials may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference in this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering materials related to such securities.

Before you make your investment decision, you should carefully read this prospectus and any related prospectus supplement or other offering materials, together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference”.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any prospectus supplement. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate at any date other than the date on the cover page of each such document.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations and Business sections of our Annual Report on Form 10-K, may contain forward-looking statements, as described in the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These statements involve a number of known and unknown risks, uncertainties, and other factors, which may cause actual results, performance, or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements regarding future events and the future results of Keysight are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “predicts,” “potential,” “forecasts,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “continue,” “will,” “assumes,” “guides,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking statements. The forward-looking statements contained herein and therein include, but are not limited to, information regarding the ability of Keysight and Ixia (as defined below) to complete the transactions contemplated by the Merger Agreement (as defined below), including the satisfaction of the conditions to the transactions set forth in the Merger Agreement, and Keysight’s and the combined company’s (as defined below) estimated or anticipated future results of operations. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements depending on a number of factors affecting our business. These factors include, among others:

•	the risks and uncertainties incidental to the technology industry, including price and product competition;

•	dependence on new product development, technological advances and innovation;

•	the effect of trends, seasonality, cyclicality and growth in, and drivers of, the markets we sell into and our strategic direction;

•	our cost-control activities, savings and headcount reduction recognized from our restructuring programs and other cost saving initiatives;

•	risks related to new product and service introductions;

•	the ability of our products to meet market needs;

•	changes to our manufacturing processes;

•	the inability to obtain regulatory approvals of the Merger (including the approval of antitrust authorities necessary to complete the Merger) on the terms desired or anticipated;

•	the timing of antitrust approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger;

•	the risk that a condition to closing the Merger may not be satisfied on a timely basis or at all;

•	the risk that the Merger fails to close for any other reason;

•	the possibility that the anticipated synergies and other benefits from the Merger will not be realized, or will not be realized within the expected time periods;

•	changes in customer demand for our or Ixia’s products and services caused by demographic changes or other factors;

•	shifts in the product category or regional sales mix of our or Ixia’s products and services;

•	the risks and uncertainties related to our ability to successfully integrate our operations, products and employees and those of Ixia;

•	the effect of the potential disruption of management’s attention from ongoing business operations due to the pending Merger;

•

the effect of the announcement of the Merger on our and Ixia’s relationships with our and their respective customers, vendors and lenders and on our and their respective operating results and businesses generally;

•	access to available financing on reasonable terms;

•	the outcome of any legal proceedings related to the Merger;

•	the ability to obtain and maintain adequate intellectual property protection;

•	the ability to form and implement alliances;

•	challenges relating to changes in and compliance with governmental laws and regulations, including foreign government regulators;

•	changes in tax obligations arising from tax reform measures or examinations by tax authorities;

•	our future effective tax rate and tax valuation allowance;

•	risks related to earnings from our or Ixia’s foreign subsidiaries;

•	risks related to remediation activities due to environmental contamination or otherwise;

•	the use of contract manufacturers;

•	the impact of local government regulations on our ability to pay vendors or conduct operations;

•	our liquidity position and our ability to generate cash from operations;

•	the ability to grow our businesses and our investments, whether as part of the combined company business or on a standalone basis;

•

the potential impact of adopting new accounting pronouncements on our financial results, our purchase commitments, our contributions to our pension plans, the selection of discount rates and recognition of any gains or losses for our benefit plans; and

•

changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations.

Readers are referred to the cautionary statements and important factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended October 31, 2016, our Quarterly Report for the period ended January 31, 2017, Ixia’s Annual Report on Form 10-K for Ixia’s fiscal year ended December 31, 2016 and any prospectus supplement hereto for further information. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

KEYSIGHT TECHNOLOGIES, INC.

Keysight Technologies, Inc. is a measurement company providing electronic design and test solutions to communications and electronics industries. Keysight provides electronic design and test instruments and systems and related software, software design tools, and related services that are used in the design, development, manufacture, installation, deployment and operation of electronics equipment. Related services include start-up assistance, instrument productivity, application services and instrument calibration and repair. Keysight also offers customization, consulting and optimization services throughout the customer’s product lifecycle. Customers span the worldwide communications ecosystem, internet infrastructure, aerospace & defense, automotive, semiconductor and general electronics end markets.

We were formed as a Delaware corporation on December 6, 2013. On November 1, 2014, Keysight became an independent publicly-traded company through the distribution by Agilent Technologies Inc. (“Agilent”) of 100 percent of the outstanding common stock of Keysight Technologies, Inc. to Agilent’s shareholders (the “Separation”). On August 13, 2015, we acquired all of the share capital of Anite plc, a United Kingdom-based global company with strong software expertise and a leading supplier of wireless test solutions.

On January 30, 2017, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ixia, a California corporation (“Ixia”), and, by a joinder dated February 2, 2017, Keysight Acquisition, Inc., a California corporation and our wholly owned subsidiary (“Merger Sub”). The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, for the merger of Merger Sub with and into Ixia (the “Merger”), with Ixia surviving the Merger as our wholly-owned subsidiary. The Merger is expect to close no later than October 30, 2017 and is subject to customary closing conditions, including shareholder and regulatory approvals. In this prospectus, unless otherwise stated or the context otherwise implies, “Ixia” refers to Ixia and its subsidiaries and “combined company” refers to us and Ixia after giving effect to the Merger.

Our principal executive offices are located at 1400 Fountaingrove Parkway, Santa Rosa, California 95403. Our telephone number is (800) 829-4444. You can access financial and other information at our Investor Relations website. The address is www.investor.keysight.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus or any prospectus supplement.

If you want to find more information about us, please see the section entitled “Where You Can Find More Information” in this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider all of the risk factors and other information included in any related prospectus supplement or free writing prospectus, in the documents incorporated or deemed incorporated by reference in this prospectus and the related prospectus supplement or free writing prospectus and the matters addressed under the captions “Risk factors” and “Forward-Looking Statements,” for a discussion of certain factors that you should consider before investing in our securities.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment of debt, share repurchases, financing capital commitments and financing future acquisitions. Any other specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement with respect thereto.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical combined and consolidated financial statements before November 1, 2015 include certain expenses of Agilent that were allocated to us for certain functions, including general corporate expenses related to information technology, research and development, finance, legal, insurance, compliance and human resources activities. These costs may not be representative of the future costs we have incurred or will incur as an independent public company. The historical financial information included here may not necessarily reflect our financial position and results of operations or what our financial position and results of operations would have been had we been an independent, publicly-traded company during the historical periods presented or be indicative of our future performance as an independent company.

The following table shows Keysight’s ratio of earnings to fixed charges for each of the periods indicated (in millions, except ratios):

	Three Months Ended January 31, 2017	October 31, 2016	October 31, 2015	October 31, 2014	October 31, 2013	October 31, 2012
Earnings:
Income from continuing operations before income taxes	$109	$366	$388	$474	$501	$746
Fixed Charges	16	62	61	16	12	12

Earnings from continuing operations before income taxes, as adjusted	$125	$428	$449	$490	$513	$758
Fixed Charges:
Interest expense	$12	$46	$45	$3	$—	$—
Estimate of interest within rental expense(1)	4	15	14	13	12	12
Amortization of capitalized expenses related to indebtedness	—	1	1	—	—	—

Total fixed charges	$16	$62	$61	$16	$12	$12
Ratio of earnings to fixed charges	8.0	6.9	7.4	30.6	42.8	63.2

(1)	Estimate of interest within rental expense consists of one-third of interest expense, which we believe is a reasonable estimate of interest within rental expense.

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus common stock, preferred stock, senior debt securities or any combination of the foregoing. The following description of the terms of these securities sets forth some of the general terms and provisions of the securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the related prospectus supplement. If the information contained in the applicable prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF EQUITY SECURITIES WE MAY OFFER

Authorized Stock

Our authorized capital stock consists of one billion shares of Common Stock, par value $0.01 per share, of which 171,543,474 shares were outstanding as of February 27, 2017, and 100 million shares of Preferred Stock, par value $0.01 per share, none of which were outstanding as of that date. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. The following summary description of our capital stock is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

Each holder of our Common Stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. Subject to any preferential rights of any then-outstanding Preferred Stock, holders of our Common Stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of Keysight, holders of our Common Stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding Preferred Stock.

Holders of our Common Stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Our Common Stock is traded on the New York Stock Exchange under the symbol “KEYS.”

The transfer agent and registrar for our Common Stock is Computershare Trust Company.

Preferred Stock

This section is only a summary of the Preferred Stock that we may offer. We urge you to read carefully our Amended and Restated Certificate of Incorporation and the designation we will file in relation to an issue of any particular series of Preferred Stock before you buy any Preferred Stock. This section describes the general terms and provisions of the Preferred Stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the Preferred Stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

Under the terms of Keysight’s Amended and Restated Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law (the “DGCL”) and by

Keysight’s Amended and Restated Certificate of Incorporation, to issue up to 100,000,000 shares of Preferred Stock in one or more series without further action by the holders of our Common Stock. Keysight’s board of directors has the discretion, subject to limitations prescribed by the DGCL and by Keysight’s Amended and Restated Certificate of Incorporation, to determine the designations, powers, rights, preferences, privileges, qualifications, limitations and restrictions, including voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights and liquidation preferences, of each series of Preferred Stock.

The transfer agent and registrar for the Preferred Stock will be specified in the applicable prospectus supplement.

Restrictions on Change in Control

See “Important Provisions of Our Governing Documents and Delaware Law” below for a description of certain provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that may have the effect of delaying, deferring or preventing a change in control.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

The description below of the general terms of the debt securities that we may offer under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement.

The debt securities offered by this prospectus will be our unsecured senior notes, or the “notes”. We will issue the debt securities under the indenture dated as of October 15, 2014 (as amended, supplemented or otherwise modified, the “indenture”), between us and U.S. Bank National Association, as trustee, or the “trustee.” The terms of each series of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should refer to the Indenture and the Trust Indenture Act for a complete statement of the terms applicable to the notes.

We have summarized material terms and provisions of the indenture below. The following summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the indenture. A copy of the indenture is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The indenture provides that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indenture also gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series. The indenture does not limit the amount of debt securities or other unsecured debt which we may issue.

The debt securities will be unsecured and unsubordinated and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness outstanding from time to time.

The debt securities will not be secured by any of our property or assets and will be effectively junior to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all existing and future liabilities of our subsidiaries, including their indebtedness and trade payables. Thus, by owning a debt security, you are one of our unsecured creditors.

We derive a substantial portion of our operating income and cash flow from our subsidiaries. Therefore, our ability to make payments when due to the holders of the notes is, in part, dependent upon the receipt of sufficient funds from our subsidiaries. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the notes or to provide Keysight with funds for its payment obligations with respect thereto, whether by dividends, distributions, loans or otherwise. As a result, claims of creditors of Keysight’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Keysight’s creditors, including holders of the notes. Accordingly, the notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of Keysight’s subsidiaries. In addition, provisions of applicable law, such as those limiting the payment of dividends, could limit the ability of Keysight’s subsidiaries to make payments or other distributions to it, and Keysight’s subsidiaries could agree to contractual restrictions on their ability to pay dividends or make payments or other distributions to it.

In addition to the following description of the debt securities, you should refer to the detailed provisions of the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

A prospectus supplement will specify the following terms of any issue of debt securities we may offer:

•	the designation or title, the aggregate principal amount and the authorized denominations if other than $2,000 and integral multiples of $1,000 in excess thereof;

•	the price(s) at which the debt securities will be issued;

•	the percentage of their principal amount at which the debt securities will be issued and, if applicable, the method of determining the price;

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if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	the date or dates on which the debt securities will mature and any right to extend the date or dates;

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if other than U.S. dollars, the currency or currencies in which payments on the debt securities will be payable and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding debt securities of a series;

•	the rate or rates at which the debt securities will bear interest, if any, or the method of determination (including indices) of the rate or rates;

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the date or dates from which interest, if any, will accrue, the dates on which the interest, if any, will be payable, the method of determining holders to whom any of the interest will be payable and any right to defer the payment of interest;

•	any mandatory or optional sinking fund or analogous provisions;

•	the prices, if any, at which, the dates at or after which and the terms upon which, we may or must repay, repurchase or redeem the debt securities;

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the date or dates, if any, after which the debt securities may be converted or exchanged into or for shares of our Common Stock or another company’s securities or property or settled for the cash value of securities issued by us or a third party and the terms for any conversion or exchange or settlement;

•	the exchanges, if any, on which the debt securities may be listed;

•	any special provisions for the payment of additional amounts with respect to the debt securities;

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whether the debt securities are to be issuable as registered securities or bearer securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

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each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•	any covenants applicable to the particular debt securities being issued;

•	whether the debt securities will be subject to defeasance or covenant defeasance;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information related thereto will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, the indenture does not limit our ability to incur indebtedness or protect holders of the debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of our outstanding indebtedness or otherwise affect our capital structure or credit rating.

Further Issuances

The indenture does not limit the aggregate principal amount of notes that may be issued under it. Unless otherwise provided in the terms of a series of notes, a series may be reopened, without notice to or consent of any holder of outstanding notes, for issuances of additional notes of that series. The terms of each series of notes will be established by, or pursuant to, a resolution of Keysight’s board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture.

Keysight may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as any series of the notes, and ranking equally and ratably with, any series of the notes, in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the notes of such series and will vote together as one class on all matters with respect to the notes of such series.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by Keysight for such purpose (which initially will be the corporate trust office of the trustee located at Global Corporate Trust Services, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Keysight, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1 million principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-Entry; Delivery and Form; Global Notes” below.

A holder may transfer or exchange any certificated notes in definitive form at the office or agency of Keysight maintained for such purposes (which initially will be at the same location set forth in the preceding paragraph). No service charge will be made for any registration of transfer or exchange of notes, but Keysight may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Keysight is not required to transfer or exchange any note selected for redemption during a period of 15 days before the mailing or sending of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of that note for all purposes.

All amounts of principal of and premium, if any, and interest on the notes paid by Keysight that remain unclaimed two years after such payment was due and payable will be repaid to Keysight, and the holders of such notes will thereafter look solely to Keysight for payment.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for our Common Stock, Preferred Stock or our other securities or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Certain Covenants

Limitation on Liens

Keysight will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on (i) any Principal Property or (ii) the capital stock of any subsidiary, to secure any indebtedness for borrowed money of Keysight, any subsidiary or any other person without securing the notes equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to the exceptions described below:

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liens on assets or property of a person at the time it becomes a subsidiary, securing only indebtedness of such person, provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary;

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liens on assets created at the time of, or within 18 months after the later of, (a) the acquisition, purchase, lease, improvement or development of such assets or (b) the placing in operation of such assets, in each case, to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets or to secure debt incurred to provide funds for any such purpose;

•	liens on property incurred in permitted sale and leaseback transactions;

•	liens incurred in connection with pollution control, industrial revenue or similar financings;

•	liens in favor of only Keysight or one or more subsidiaries of Keysight;

•	liens on assets existing at the time of acquisition thereof, including acquisition through merger or consolidation;

•	liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Keysight or any Significant Subsidiary in the ordinary course of business;

•	liens in favor of the trustee granted in accordance with the indenture;

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liens on property of Keysight or a subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute;

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liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “—Limitation on Sale and Leaseback Transactions” below, do not exceed 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the lien;

•	with respect to any series of notes, liens existing on the date that notes of such series are first authenticated by the trustee; and

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liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced (plus improvements on such property and plus any property relating to a specific project, the completion of which is funded pursuant to clause (ii) below) and the amount of indebtedness secured by such lien is not increased (other than (i) by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding and (ii) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project that is subject to a lien securing the indebtedness being extended, refinanced or renewed by an amount equal to such additional principal amount).

Limitation on Sale and Leaseback Transactions

Keysight will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which Keysight or any subsidiary leases any Principal Property that has been or is to be sold or transferred by Keysight or the subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Keysight or such subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on Liens” above include:

•	leases for a term, including renewals at the option of the lessee, of not more than three years;

•	leases between only Keysight and a subsidiary of Keysight or only between subsidiaries of Keysight;

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leases where the proceeds from the sale of the property are at least equal to the fair market value (as determined in good faith by Keysight) of the property and Keysight applies an amount equal to the net proceeds of the sale to the retirement of long-term indebtedness or to the purchase of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, Keysight may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to it;

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leases of property executed by the time of, or within 18 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property; and

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leases of property in connection with the separation and distribution of Keysight, including any such leases pursuant to or in accordance with the separation and distribution agreement or any other document or agreement relating to or entered into in connection with the separation and distribution of Keysight.

Limitation on Consolidation, Merger and Sale of Assets

Keysight may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

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(1) Keysight is the surviving or continuing entity or (2) the successor entity, if other than Keysight, is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America, any State or the District of Columbia and expressly assumes by supplemental indenture all of Keysight’s obligations under the notes and the indenture;

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immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	other conditions described in the indenture are met.

In the case of any such consolidation, merger, sale, lease, transfer or other conveyance in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Keysight under the indenture and, thereafter, except in the case of a lease, Keysight will be released from the obligation to pay principal and interest on the notes and all obligations and any covenants under the notes and the indenture.

Definitions

For purposes of the indenture:

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of Keysight and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Keysight in accordance with GAAP which Keysight shall have most recently filed with the SEC or otherwise distributed to its shareholders (and not subsequently disclaimed as not being reliable by Keysight) prior to the time as of which “Consolidated Net Tangible Assets” is being determined (which calculation shall give pro forma effect to any acquisition by or disposition of assets of Keysight or any of its subsidiaries involving the payment or receipt by Keysight or any of its subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $25 million that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture and from time to time.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to the acquisition of assets not previously owned by Keysight or any direct or indirect subsidiaries of Keysight or the financing of a project involving the development or expansion of properties of Keysight or any direct or indirect subsidiaries of Keysight, in each case as to which the obligee with respect to such indebtedness or obligation has no recourse to Keysight or any direct or indirect subsidiary of Keysight or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Principal Property” means the headquarters of Keysight, each manufacturing facility, each research and development facility and each service and support facility (in each case including associated office facilities) located within or outside the territorial limits of the United States of America owned by Keysight or any of its wholly owned subsidiaries, except such as Keysight’s board of directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of Keysight and its subsidiaries taken as a whole) not to be of material importance to the business of Keysight and its subsidiaries, taken as a whole.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“trustee” means the person named as “Trustee” in the indenture until a successor trustee shall have become such pursuant to the applicable provisions of the indenture, and thereafter, “trustee” shall mean or include each person who is then a trustee under the indenture, and if at any time there is more than one such person, “trustee” as used with respect to the notes of any series shall mean the trustee with respect to the notes of that series.

Modification and Waiver

Subject to certain exceptions, the indenture and the notes may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding notes of all series affected by such amendment taken together (including consents obtained in connection with a tender offer or exchange for the notes of such series). Keysight and the trustee may, without the consent of any holders, change the indenture or the notes:

•	to evidence the succession of another person to Keysight and the assumption by any such successor of any covenants of Keysight under the indenture and the notes;

•	to add to any covenants of Keysight for the benefit of holders of the notes or to surrender any right or power conferred upon Keysight by the indenture;

•	to add any additional events of default for the benefit of holders of the notes;

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to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;

•	to secure the notes or to add guarantees of or additional obligors on the notes of all or any series;

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to add or appoint a successor or separate trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee in accordance with the requirements set forth in the indenture;

•	to cure any ambiguity, defect or inconsistency;

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to supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of notes, provided that the interests of the holders of the notes are not adversely affected in any material respect;

•	to make any other change that would not adversely affect the holders of the notes in any material respect;

•	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•	to conform the indenture to the “Description of the Notes” or any other similarly titled section in any offering memorandum, prospectus or prospectus supplement relating to a series of notes; and

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to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of notes, provided that any such addition, change or elimination (i) shall neither (A) apply to any note of any series created prior to the execution of the supplemental indenture affecting such modification and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such note with respect to such provision or (ii) shall become effective only when there is no such note outstanding.

Notwithstanding the foregoing, no modification, supplement, waiver or amendment to the indenture or the notes may, without the consent of the holder of each outstanding notes affected thereby:

•	make any change to the percentage of principal amount of notes of any series the holders of which must consent to an amendment, modification, supplement or waiver;

•	reduce the rate of or extend the time of payment for interest on any notes;

•	reduce the principal amount or extend the stated maturity of any notes;

•	reduce the redemption price of any notes or add redemption provisions to the notes;

•	make any notes payable in currency other than that stated in the indenture or the applicable notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to notes; or

•	make any change in the ranking or priority of any series of notes that would adversely affect the holder of such series of notes.

Any past default with respect to any notes may be waived on behalf of all holders of such notes by the holders of a majority in aggregate principal amount of the outstanding notes of all series affected by such waiver taken together, except a default in the payment of principal of or any premium or interest on such notes or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each such outstanding note. Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for any purpose under the indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default. In addition, once a default or event of default is cured, it ceases to exist.

Defeasance

Keysight at any time may terminate all its obligations with respect to any series of notes and the indenture, as it relates to such series (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. Keysight at any time may also terminate its obligations described under the heading “—Certain Covenants” and under clauses (4), (5) and (6) under the heading “—Events of Default,” with respect to a series of notes, which termination is referred to herein as “covenant defeasance.” Keysight may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If Keysight exercises its legal defeasance option with respect to any series of notes, payment of such notes may not be accelerated because of an event of default with respect thereto. If Keysight exercises its covenant defeasance option with respect to any series of notes, payment of such notes may not be accelerated because of an event of default specified in clauses (4), (5) and (6) under “—Events of Default” with respect to the covenants described under “—Certain Covenants” and Keysight will no longer be obligated to comply with its obligations described under “—Certain Covenants.”

The legal defeasance option or the covenant defeasance option with respect to any notes may be exercised only if:

(a) Keysight irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the notes being defeased to maturity;

(b) no default or event of default with respect to the notes has occurred and is continuing with respect to such notes on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit;

(c) in the case of the legal defeasance option, Keysight delivers to the trustee an opinion of counsel stating that:

(1) Keysight has received from the IRS a ruling, or

(2) since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that and based thereon such opinion of counsel shall confirm that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

(d) in the case of the covenant defeasance option, Keysight delivers to the trustee an opinion of counsel to the effect that the holders of the notes being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(e) Keysight delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance of such notes have been complied with as required by the indenture.

Discharge

When (i) Keysight delivers to the trustee all outstanding notes of any series (other than notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding notes of any series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) Keysight irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding notes of such series, including interest thereon, and if in either case Keysight pays all other sums related to the notes of such series payable under the indenture by Keysight, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the notes of such series on demand of Keysight accompanied by an officers’ certificate and an opinion of counsel of Keysight stating that all conditions precedent under the indenture relating to such satisfaction and discharge have been complied with.

Events of Default

Each of the following is an “event of default” under the indenture with respect to notes of any series:

(1) a failure to pay principal of the notes of such series when due at its stated maturity date, upon optional redemption or otherwise;

(2) a default in the payment of any interest or premium, if any, on the notes of such series when due, continued for 30 days;

(3) certain events of bankruptcy, insolvency or reorganization involving Keysight;

(4) a default in the performance, or breach, of Keysight’s obligations under the “Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets” heading described above;

(5) a default in the performance, or breach, of any other covenant, warranty or agreement applicable to such series of notes (other than a default or breach pursuant to clause (4) immediately above or any other covenant or warranty a default in which is elsewhere dealt with in the indenture) for 90 days after a Notice of Default (as defined below) is given to Keysight; and

(6) (a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness for borrowed money of Keysight (other than indebtedness of Keysight owing to any of its subsidiaries) outstanding in an amount in excess of $100 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness for borrowed money of Keysight (other than indebtedness of Keysight owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 6(a) or (b) ceases or is cured, waived, rescinded or annulled, then the related event of default under the indenture will be deemed cured.

A default under clause (5) or (6) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes of such series then outstanding notify Keysight of the default and Keysight does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Keysight shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Keysight is taking or proposes to take with respect thereto.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving Keysight) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the outstanding notes of such series may declare, by notice to Keysight in writing (and to the trustee, if given by the holders of the notes) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding notes of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving Keysight shall occur, such amount with respect to all the outstanding notes of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the outstanding notes of such series to the fullest extent permitted by applicable law. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding notes of such series if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding notes of such series, have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes of such series, unless such holders shall have offered to the trustee reasonable indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series.

No holder of notes of any series will have any right to institute any proceeding with respect to the indenture or the notes unless:

(a) such holder has previously given to the trustee written notice of a continuing event of default;

(b) the registered holders of at least 25% in aggregate principal amount of the notes of such series then outstanding have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

(c) the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any notes for enforcement of payment of the principal of, and premium, if any, or interest on, such notes on or after the respective due dates thereof.

The indenture will require Keysight to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Keysight will be required to deliver to the trustee a statement specifying such default or event of default.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until Keysight issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. Keysight can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-Entry; Delivery and Form; Global Notes

The information in this section and in the sections titled “—Ownership of Beneficial Interests” and “—Euroclear and Clearstream, Luxembourg” are provided solely as a matter of convenience. The operations and procedures of DTC, Euroclear and Clearstream, Luxembourg are solely within the control of the respective settlement systems and are subject to changes by them. Keysight takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

The notes will be offered in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. Keysight will issue each series of notes in the form of one or more permanent global notes in fully registered, book-entry form without interest coupons, which we refer to as the “global notes.” Each such global note will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Except as described below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in registered certificated form (“certificated notes”) except in the limited circumstances described below. See “—Ownership of Beneficial Interests.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificated notes.

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants.

DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives), directly or indirectly own DTC. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. Keysight understands that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global notes, such as redemptions, tenders, defaults, and proposed amendments to the note documents. Beneficial owners may ascertain that the nominee holding the global notes for their benefit has agreed to obtain and transmit notices to beneficial owners or beneficial owners may provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

Keysight expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Keysight also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither Keysight, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Keysight expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although Keysight expects that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Keysight nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated notes may be issued in exchange for beneficial interests in the global notes under certain circumstances, including (i) if an event of default shall have occurred and be continuing with respect to the notes and DTC notifies the trustee of its decision to exchange beneficial interests in the global notes for certificated notes, (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes or ceases to be a “clearing agency” registered under the Exchange Act, and, in either event, a successor depositary is not appointed by Keysight within 90 days or (iii) at any time Keysight notifies the trustee in writing that it elects to cause the issuance of certificated notes under the indenture. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

Euroclear and Clearstream, Luxembourg

If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, société anonyme, which is referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Keysight has no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture and has also been appointed by Keysight to act as registrar, transfer agent and paying agent for the notes.

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND DELAWARE LAW

Provisions of the DGCL and Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could make it more difficult to acquire Keysight by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of Keysight to first negotiate with our board of directors. Keysight believes that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Keysight outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

Keysight is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (i) prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) the voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by Keysight’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by Keysight’s shareholders.

Classified Board

Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our board of directors is divided into three classes, with the three classes each serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. Subject to the rights of holders of any then-outstanding series of Preferred Stock, Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the number of directors will be fixed exclusively by resolution of the board of directors.

At any meeting of shareholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the shareholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by the board of directors, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the shareholders entitled to vote in the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of Keysight’s board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Keysight.

Keysight’s board of directors currently consists of eight directors divided into three classes. The current composition of the board of directors and the term expiration dates for each class of directors is as follows:

Class	Directors	Term expires
I	Ronald S. Nersesian, Charles J. Dockendorff and Robert A. Rango	2018
II	James G. Cullen, Jean M. Halloran and Mark Templeton	2019
III	Paul N. Clark and Richard Hamada	2020

Each of the Class III directors were elected to new terms, expiring 2020, at the Annual Meeting of shareholders of Keysight held on Thursday, March 16, 2017 at 8:00 a.m., Pacific Standard Time, at Keysight’s headquarters located at 1400 Fountaingrove Parkway, Santa Rosa, California 95403.

Removal of Directors

Keysight’s Amended and Restated Bylaws provide that our shareholders may remove our directors only for cause, by an affirmative vote of holders of at least the majority of Keysight’s voting stock then outstanding.

Amendments to Amended and Restated Certificate of Incorporation

Keysight’s Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of its voting stock then outstanding is required to amend certain provisions relating to the number, term and removal of directors, the filling of board vacancies, the advance notice to be given for nominations for elections of directors, the calling of special meetings of shareholders, shareholder action by written consent, the ability of the board of directors to amend the bylaws, the elimination of liability of directors to the extent permitted by Delaware law, exclusive forum for certain types of actions and proceedings that may be initiated by Keysight’s shareholders and amendments of the Amended and Restated Certificate of Incorporation.

Amendments to Amended and Restated Bylaws

Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that they may be amended by Keysight’s board of directors or by the affirmative vote of holders of a majority of Keysight’s voting stock then outstanding, except that the affirmative vote of holders of at least 80% of Keysight’s voting stock then outstanding is required to amend certain provisions relating to the calling of special meetings of shareholders, the business that may be conducted or considered at annual or special meetings, the advance notice of shareholder business and nominations, shareholder action by written consent, the number, tenure, qualifications and removal of Keysight’s directors, the filling of board vacancies, director and officer indemnification and amendments of the bylaws.

Size of Board and Vacancies

Keysight’s Amended and Restated Bylaws provide that the number of directors on our board of directors will be fixed exclusively by our board of directors, subject to the rights of any holders of any series of Preferred Stock to elect directors under specified circumstances. Any vacancies created in our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on Keysight’s board of directors will be appointed for a term expiring at the next election of the class for which such director has been appointed, and until his or her successor has been elected and qualified.

Special Shareholder Meetings

Keysight’s Amended and Restated Certificate of Incorporation provides that only the board of directors, pursuant to a resolution adopted by the majority of the entire board, the chairman of the board of directors or

Keysight’s chief executive officer, or, if the chief executive officer is absent or unable, by the president or any executive vice president, may call special meetings of Keysight’s shareholders. The majority of the board of directors must concur with the calling of the meeting by the chairman, chief executive officer, president or any executive vice president. Shareholders may not call special shareholder meetings.

Shareholder Action by Written Consent

Keysight’s Amended and Restated Certificate of Incorporation expressly eliminates the right of shareholders to act by written consent. Shareholder action must take place at the annual or a special meeting of Keysight shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Keysight’s Amended and Restated Certificate of Incorporation mandates that advance notice of shareholder nominations for the election of directors will be given in accordance with the bylaws. The Amended and Restated Bylaws establish advance notice procedures with respect to shareholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for shareholders making the proposals or nominations. Additionally, the Amended and Restated Bylaws require that candidates for election as director disclose their qualifications and make certain representations.

No Cumulative Voting

The DGCL provides that shareholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Keysight’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Undesignated Preferred Stock

The authority that Keysight’s board of directors possesses to issue Preferred Stock could potentially be used to discourage attempts by third parties to obtain control of Keysight through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or costly. Keysight’s board of directors may be able to issue Preferred Stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock.

Director Liability Limitation and Indemnification

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for certain breaches of directors’ fiduciary duties as directors, and Keysight’s Amended and Restated Certificate of Incorporation includes such an exculpation provision. Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of Keysight, or for serving at Keysight’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that Keysight must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Keysight’s Amended and Restated Bylaws expressly authorize Keysight to carry directors’ and officers’ insurance to protect Keysight, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions in Keysight’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against Keysight’s directors and officers, even though such an action, if successful, might otherwise benefit Keysight and our shareholders. However, these provisions do not limit or eliminate Keysight’s rights, or those of any shareholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, Keysight pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any Keysight directors, officers or employees for which indemnification is sought.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of institutional purchasers or to a single purchaser;

•	through agents; or

•	through any other method permitted by applicable law.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The related prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the specific securities to be offered and sold;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•

the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents and any other items constituting underwriting compensation and any other offering expenses; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The related prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in any offerings pursuant to a prospectus supplement to this prospectus may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.

Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, as amended, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of securities will be a new issue and, other than our Common Stock, which is listed on the New York Stock Exchange under the symbol “KEYS”, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of our Common Stock, on any additional exchange, but, unless otherwise specified in the related prospectus supplement, we shall not be obligated to do so. Underwriters will not be obligated to make a market in any securities. No assurance can be given as to the liquidity of any trading market for any securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements, the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended October 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Ixia and subsidiaries as of December 31, 2016 and December 31, 2015, and for each of the three years in the period ended December 31, 2016 incorporated in this prospectus by reference from Ixia’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Ixia and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding Keysight Technologies, Inc. and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.investor.keysight.com and clicking on the link “Financial Information—SEC Filings.” This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. This prospectus does not contain all of the information that you can find in the registration statement and its exhibits. For further information concerning us and the securities being offered, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement of which this prospectus is a part.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus and any related prospectus supplement. We hereby incorporate by reference the following documents or information filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended October 31, 2016;

•

“Item 1A. Risk Factors,” “Item 8. Financial Statements and Supplementary Data” and “Item 9A. Controls and Procedures” of Ixia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 1, 2017;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2017;

•

our Current Reports on Form  8-K filed with the SEC on January  30, 2017, February 1, 2017,  February 22, 2017, March  20, 2017 (other than the information therein that was furnished and not filed) and March 20, 2017;

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 6, 2017 and additional proxy solicitation materials filed on February 6, 2017 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended October 31, 2016); and

•

future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and before the termination of the offering of the securities made under this prospectus.

Provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Keysight Technologies, Inc.

Attention: Corporate Secretary

1400 Fountaingrove Parkway

Santa Rosa, California 95403

(800) 829-4444

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN ANY SUPPLEMENT TO THIS PROSPECTUS OR, IF APPLICABLE, ANY OTHER OFFERING MATERIALS WE MAY PROVIDE YOU. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE HEREOF, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS.

$500,000,000

KEYSIGHT TECHNOLOGIES, INC.

3.000% Notes due 2029

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

Citigroup

Wells Fargo Securities

Barclays

BNP PARIBAS

Credit Suisse

Deutsche Bank Securities

October 7, 2019